Exhibit 99.1

Amneal Appoints Jeff George, John Kiely and Shlomo Yanai to Board of Directors

Three Independent Directors Bring Significant Pharmaceutical, Healthcare and Financial Expertise and

Track Records of Creating Value for Shareholders

BRIDGEWATER, N.J. – December 16, 2019 – Amneal Pharmaceuticals, Inc. (NYSE: AMRX) (“Amneal” or the “Company”) today announced that Jeff George, John Kiely and Shlomo Yanai have been appointed to the Company’s Board of Directors, effective as of December 14, 2019. These three new independent directors bring to Amneal extensive records of overseeing growth and creating value in the pharmaceutical and healthcare industries.

Paul Meister, Chairman of Amneal’s Board, said, “It is a testament to the opportunities ahead for Amneal that we have attracted leaders of Jeff, John and Shlomo’s caliber to our Board. They each have deep knowledge of our industry, and we are confident they will help us capitalize on those opportunities. Moving forward, we will continue to add new expertise and fresh perspectives to our Board.”

Amneal Co-Founders and Co-Chief Executive Officers, Chirag Patel and Chintu Patel, said, “Jeff, John and Shlomo each bring tremendous records of leadership and delivering results in the global pharmaceutical and healthcare industries, and we are pleased to welcome them to the Amneal Board. We look forward to working closely with them as we execute on our strategies to reinvigorate Amneal, drive growth and create value for patients, shareholders and our other stakeholders.”

Select leadership and industry experience for Amneal’s three new directors includes:

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Jeff George has nearly 20 years of global healthcare and corporate leadership experience across North America, Europe and emerging markets. He currently serves as Managing Partner of Maytal Capital, a private equity investment and advisory firm he founded, as well as an Operating Partner at Revival Healthcare Capital, a medical-device private equity firm. Among other leadership roles, Mr. George previously served as Division Head and CEO of Sandoz, Novartis’ $10 billion generic pharmaceuticals and biosimilars subsidiary, from 2008 to 2014; as Division Head and CEO of Alcon, Novartis’ then $10 billion branded eye care business, from 2014 to 2016; and more recently as CEO and board member of Performance Health, the largest global manufacturer and distributor of products to the physical therapy and rehabilitation markets. He currently serves on the board of Silicon Valley-based healthcare software firm Roam Analytics and previously served on the boards of AdvaMed (the Advanced Medical Technology Association) and Performance Health Holdings.

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John Kiely has more than 35 years of financial leadership and advisory experience serving public companies, including multi-national corporations. Until June 2019 he served as Senior Assurance Partner at Pricewaterhouse Coopers, where he focused on the pharmaceutical, manufacturing chemical and medical device sectors. Since 1980, he has held various roles of increasing responsibility at Pricewaterhouse Coopers, including as U.S. Pharmaceutical Leader and Global Pharmaceutical Assurance Leader. Mr. Kiely currently serves on the board at Zovio, Inc.

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Shlomo Yanai has more than 15 years of corporate leadership experience, primarily in the pharmaceutical industry. He most recently served as President and CEO at Teva Pharmaceutical Industries Ltd., from 2007 to 2012, where he increased revenues from $8.4 billion in 2006 to $18.3 billion in 2011, and net profit from $1.9 billion to $4.4 billion over the same time period. Mr. Yanai also serves as an advisor to CVC Capital Partners, a leading private equity firm with $80.5 billion in assets under management. In addition, he currently serves on the boards of PDL BioPharma Inc. and WR Grace & Co. Mr. Yanai previously served on the boards of Cambrex Corp., Lumenis Ltd., Perrigo Company and Sageant Pharmaceuticals, among others, and held various leadership positions in the Israel Defense Forces.

Amneal also announced today that Jean Selden Greene has retired from the Amneal Board, effective as of December 14, 2019. Ms. Greene’s resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. As a result of the foregoing changes on Board composition, the Board will comprise eleven directors.

About Amneal

Amneal Pharmaceuticals, Inc. (NYSE: AMRX), headquartered in Bridgewater, NJ, is a fully-integrated pharmaceutical company focused on the development, manufacture and distribution of generic and specialty drug products. The Company has manufacturing operations in North America, Asia, and Europe, working together to bring high-quality medicines to patients primarily within the United States.

Amneal has an extensive portfolio of more than 225 marketed commercial products and is expanding its portfolio to include complex dosage forms, including biosimilars, in a broad range of therapeutic areas. The Company also markets a portfolio of branded pharmaceutical products through its Specialty segment focused principally on central nervous system and endocrine disorders. For more information, visit www.amneal.com.

Forward-Looking Statements

Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, as amended). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, including, among other things, future operating results and financial performance, product development and launches, integration strategies and resulting cost reduction, market position and business strategy. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements.

The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Amneal. A list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as supplemented by any subsequently filed Quarterly Reports on Form 10-Q. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company.

Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof, except as otherwise required by United States securities laws.

Amneal Contact

Todd Branning

Chief Financial Officer

908-280-6019

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